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                                                                    EXHIBIT 99.2

Paul B. Geilich
R. Scott Luttrull
LOOPER, REED & MCGRAW, P.C.
4100 Thanksgiving Tower
1601 Elm Street
Dallas, Texas  75201
214.954.4135/Fax 214.953.1332

COUNSEL FOR PAWNMART, INC.

                      IN THE UNITED STATES BANKRUPTCY COURT
                       FOR THE NORTHERN DISTRICT OF TEXAS
                               FORT WORTH DIVISION

IN RE:                               Section.
                                     Section.
PAWNMART, INC.,                      Section.           CASE NO. 01-44957-BJH-11
                                     Section.                  CHAPTER 11
                                     Section.
DEBTOR.                              Section.

                  DEBTOR'S FIRST AMENDED PLAN OF REORGANIZATION

          PawnMart, Inc. the above-named Debtor and Debtor-in-Possession (hereinafter "PawnMart" or "Debtor") hereby proposes the following Plan of Reorganization (the "Plan") pursuant to the provisions of Chapter 11 of the Bankruptcy Code, 11 U.S.C. Section 1101, et seq.

                                     SUMMARY

          This Plan contemplates the restructuring of PawnMart's indebtedness so as to allow PawnMart to continue in business as the Reorganized Debtor.

          On the Closing Date, C/M Holdings, Inc (CMHI) (an entity affiliated with Hulen Pawn Shop Investors, LLP, a post-Petition Date secured lender to Pawnmart), will merge with PawnMart in a tax-free stock exchange whereby CMHI will receive two new classes of $5.00 par value preferred stock. One class will be convertible to up to 43 percent of the Common Stock of the Reorganized Debtor. The other class of preferred stock must be redeemed at par value over a period of six years beginning three years after issuance by the Debtor in amounts of 100,000 shares each year during years 2004 through 2009. The remaining shares, if any, plus accrued and unpaid dividends, are redeemable on April 30, 2010. The total number of shares of preferred stock issued to CMHI will be determined based on the value of CMHI's net assets at the Closing Date.

          Claims against PawnMart will be restructured as follows: The Administrative Claim of Hulen Pawn Shop Investors, LLP for post-petition loans to the Debtor shall be

DEBTOR'S FIRST AMENDED PLAN OF REORGANIZATION - PAGE 1
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paid in full on the Closing Date. All other Administrative Claims shall be paid in full on the Closing Date or as otherwise agreed. Priority Tax Claims will be paid in full within six (6) years from date of assessment, with interest. The Allowed Secured Claim of Comerica Bank will be satisfied by Pawnmart's execution on the Closing Date of a new asset-based revolving line of credit note in favor of Comerica, bearing a principal amount of $5,000,000.00 (approximately $2,000,000.00 of which represents new loan availability, depending on the value of the Debtor's inventory and receivables), payable eighteen months from the Closing Date. Holders of Allowed Unsecured Claims under $1,000.00 shall be paid in full on the Closing Date. Holders of Allowed Unsecured Claims over $1,000.00 shall have the option of receiving $1,000.00 cash or their pro rata share of new Common Stock totaling 100 percent of the outstanding common stock of the Reorganized Debtor on the Closing Date. All Equity Interests in the Debtor outstanding as of the Petition Date will be canceled on the Closing Date.

                                   ARTICLE I.

                                   DEFINITIONS

          For the purpose of this Plan, the following terms shall have the following meanings unless the context requires otherwise:

1.01. "Administrative Claim" means an administrative expense or claim described in Section 503 of the Bankruptcy Code and entitled to administrative priority pursuant to Section 507(a)(1) of the Bankruptcy Code, including, but not limited to, Fee Claims.

1.02.     "Allowed Amount" means the amount of any Allowed Claim.

1.03. "Allowed Claim" means a Claim against the Debtor allowable under the Bankruptcy Code to the extent that (i) a proof of Claim, proof of Interest, or request for payment was timely filed or, with leave of the Bankruptcy Court, late filed, and as to which no objection has been timely filed or, if filed, is allowed by a Final Order, unless otherwise provided in this Plan or (ii) the Claim is scheduled and not listed as disputed, contingent, or unliquidated, and to which no objection has been timely filed or, if filed, is allowed by a Final Order.

1.04. "Allowed Secured Claim" means an Allowed Claim that is secured by a valid lien (or lease) on property of the Debtor or that is subject to setoff under Section 553 of the Code, which is not void or voidable under any state or federal law, to the extent of the value (which is either agreed to by the Debtor pursuant to the Plan, or in the absence of an agreement, as determined in accordance with Section 506(a) of the Code) of the Debtor's interest in such property, subject to the relative priority of any competing lien. That portion of such Allowed Secured Claim exceeding the value of the security held therefore shall be an Allowed Unsecured Claim, unless otherwise provided for in the Plan.

DEBTOR'S FIRST AMENDED PLAN OF REORGANIZATION - PAGE 2
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1.07.     "Allowed Unsecured Claims" means all Allowed Claims other than Claims described under Sections 330, 503(b) and 507 of the Code and Allowed Secured Claims.

1.08.     "Assets" means Property of the Estate.

1.09. "Bankruptcy Code or Code" means the United States Bankruptcy Code, Title 11 of the United States Code Section 101 et seq., as amended.

1.10. "Bankruptcy Court" means the United States Bankruptcy Court for the Northern District of Texas, or such other court that may have jurisdiction with respect to the reorganization of the Debtor pursuant to Chapter 11 of the Bankruptcy Code.

1.11. "Bar Date" is November 13, 2001, the deadline established by the Court pursuant to Bankruptcy Rule 3003(c)(3), after which any proof of claim may not be timely filed or by which proofs of claims held by governmental agencies must be filed.

1.12.     "Claim" shall have the meaning set forth in Bankruptcy Code Section
          101(5).

1.13. "Class" means any class into which Claims and Interests are classified pursuant to Article III of the Plan. Each subclass of a class shall be treated as a separate class.

1.14. "Closing Date" means the third business day after the Effective Date, at which time all transactions, documents, agreements, and instruments necessary for implementation of the Plan shall be completed and executed.

1.15. "Committee" means the Official Committee of Unsecured Creditors appointed herein by the United States Trustee.

1.15. "Common Stock" means 20,000,000 shares of new common stock in the Reorganized Debtor, authorized pursuant to the Amended Articles of Incorporation of the Reorganized Debtor to be executed on the Closing Date.

1.16. "Confirmation" means the entry by the Court of an order confirming the Plan.

1.17. "Confirmation Date" means the date on which the Order confirming this Plan is entered.

1.18. "Confirmation Hearing" means the hearing or hearings held before the Bankruptcy Court in which the Debtor will seek Confirmation of this Plan.

1.19.     "Confirmation Order" means the Order confirming this Plan.

1.20. "Contested" when used with respect to a Claim, means a Claim against the Debtor (a) that is listed in the Debtor's Schedules of Assets and Liabilities as disputed, contingent, or unliquidated; (b) that is listed in the Debtor's Schedules of Assets

DEBTOR'S FIRST AMENDED PLAN OF REORGANIZATION - PAGE 3
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          and Liabilities as undisputed, liquidated, and not contingent and as to which a proof of Claim has been filed with the Bankruptcy Court, to the extent the proof of Claim amount exceeds the scheduled amount; (c) that is the subject of a pending action in a forum other than the Bankruptcy Court unless such Claim has been determined by Final Order in such other forum and Allowed by Final Order of the Bankruptcy Court; or (d) as to which an objection has been or may be timely filed and has not been denied by Final Order. To the extent an objection relates to the allowance of only a part of a Claim, such Claim shall be a Contested Claim only to the extent of the objection.

1.21. "Debtor" means PawnMart, Inc., a Delaware corporation, the Debtor herein.

1.22. "Disclosure Statement" means the Debtor's First Amended Disclosure Statement, as it may be amended, supplemented or modified from time to time describing the Plan and that is prepared and distributed in accordance with Sections 1125, 1126(b) and 1145 of the Bankruptcy Code and Bankruptcy Rule 3018.

1.23.     "Effective Date" means the eleventh (11th) day after the Confirmation
          Date.

1.24. "Estate" means the estate created pursuant to Bankruptcy Code Section 541 with respect to the Debtor.

1.25. "Fee Claim" means a Claim under Bankruptcy Code Sections 330 or 503 for allowance of compensation and reimbursement of expenses to professionals in the Debtor's Chapter 11 case.

1.26. "Final Order" means an Order as to which any appeal that has been taken has not been stayed following the expiration of the time for appeal or has been resolved, or as to which the time for appeal has expired.

1.27. "Impaired" means the treatment of an Allowed Claim or Interest pursuant to the Plan unless, with respect to such Claim or Interest, either (i) the Plan leaves unaltered the legal, equitable and contractual rights to which such Claim or Interest entitles the holder of such Claim or Interest, or (ii) notwithstanding any contractual provision or applicable law that entitles the holder of such Claim or Interest to demand or receive accelerated payment of such Claim or Interest after occurrence of a default, the Debtor (A) cures any default that occurred before or after the commencement of the Chapter 11 Case on the Petition Date, other than default of the kind specified in Section 365(b)(2) of the Bankruptcy Code; (B) reinstates the maturity of such Claim or Interest as such maturity existed before such default; (C) compensates the holder of such Claim or Interest for any damages incurred as a result of any reasonable reliance by such holder on such contractual provision or such applicable law; and (D) does not otherwise alter the legal, equitable or contractual rights to which such Claim or Interest entitles the holder of such Claim or Interest; or (iii) the Plan provides that on the Effective

DEBTOR'S FIRST AMENDED PLAN OF REORGANIZATION - PAGE 4
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          Date, the holder of such Claim or Interest receives, on account of such Claim or Interest, cash equal to the Allowed Amount of such Claim or Interest.

1.28. "Initial Board" means the initial Board of Directors of the Reorganized Debtor, which shall be comprised of Dwayne Moyers (Chairman), Jeff Cummers, Robert Schleizer, James Richards, Donelly McMillen and John Boudreau.

1.29. "Interest" means the equity interests in the Debtor of all holders of common or preferred stock as of the Petition Date.

1.30. "Lien" means any charge against or interest in property to secure payment of debt or performance of an obligation and includes a judicial lien, security interest, and deed of trust, mortgage and property tax lien.

1.31. "New Management" means the following individuals, who shall be deemed to be appointed by the Initial Board as officers of the Reorganized Debtor, as of the Effective Date: John Boudreau, President and Chief Executive Officer, Robert Schleizer, Executive Vice-President and Chief Financial Officer, and Roger Hogan, Chief Operating Officer. Management of the Reorganized Debtor shall be re-appointed by the Initial Board at the first meeting of the Initial Board following the Effective Date, which is anticipated to occur in July 2002.

1.32.     "Order" means an Order of the Bankruptcy Court.

1.33. "Petition Date" shall mean July 9, 2001, the date on which the Debtor filed its Chapter 11 Petition herein.

1.34.1. "Plan" means this First Amended Plan of Reorganization, including any amendments, modifications or corrections made thereto pursuant to the Code.

1.34.2. "Preferred Stock" means two new classes of stock, series A and B, to be issued to CMHI pursuant to the Plan. The Reorganized Debtor will issue 500,000 shares of Series B Preferred Stock to CMHI based on a projected pre-merger value of the Debtor of $2,616,716. The number of shares of Series A Preferred Stock pursuant to the merger will be based on any net value of CMHI assets in excess of $2,500,000 million. If the valuation of CMHI's net assets is approximately $6 million, as projected, then approximately 700,000 shares of Series A Preferred Shares will be issued. Such valuation, to be based on CMHI's December 31, 2001 financial statements, will be adjusted to reflect changes in the net value of the assets from that date to closing and will be subject to an independent review by SWS Securities, Inc. a financial advisor retained by the Official Committee of Unsecured Creditors. The principals of CMHI, Dwayne Moyers and Jeff Cummers, or their assigns, will be paid an investment fee totaling $150,000 in cash at closing. The Series B Preferred Stock shall have a par value of $5.00, shall be convertible to up to forty three percent (43%) of the Reorganized Debtor's common stock for a seven-year period after issuance, and shall pay an

DEBTOR'S FIRST AMENDED PLAN OF REORGANIZATION - PAGE 5
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          annual dividend in cash equal to five percent (5%) of the par value of the issued and outstanding preferred stock. If the Series B Preferred Shares are not converted prior to the end of the seven-year conversion period, the Reorganized Debtor will have the option to redeem the shares for cash upon thirty days written notice to the shareholders of CMHI. The Series B Preferred Stock shall have voting rights equal to forty three percent (43%) of the total outstanding voting securities of the Reorganized Debtor. The Series A preferred stock shall be redeemable at par value of $5.00 per share, in amounts of 100,000 shares each year ($500,000) beginning on April 30, 2005. Annual redemptions of 100,000 shares will be required through 2009. On April 30, 2010, all remaining shares must be redeemed for cash at par value plus accrued and unpaid dividends. The number of shares of Series A Preferred Stock may be adjusted based on the independent valuation of CMHI net assets by SWS Securities, Inc. at Confirmation. The Series A Preferred Stock shall be nonvoting.

1.35 "Prime Rate" means the variable rate of interest published in THE WALL STREET JOURNAL's "Money Rates" table as the prime rate of interest.

1.36. "Priority Tax Claim" means a Claim entitled to priority pursuant to Bankruptcy Code Section 507(a)(8).

1.37. "Pro Rata" shall mean with respect to any holder of a Claim, in the same proportion that the amount of such Claim bears to the aggregate amount of all Claims or all Claims of that Class as the case may be.

1.38. "Property of the Estate" means all property in which the Debtor holds a legal or an equitable interest, including all property described in Bankruptcy Code Section 541.

1.39. "Reorganized Debtor" means the Debtor immediately following Confirmation, as reorganized in accordance with the Plan.

                                   ARTICLE II.

                      CERTAIN GENERAL TERMS AND CONDITIONS

2.01. Claims. Various types of Claims are defined in the Plan. Save for exceptions noted elsewhere, the Plan is intended to deal with all Claims against the Debtor of whatever character, whether or not contingent or liquidated and whether or not allowed by the Court pursuant to Section 502 of the Code.

2.02. Time for Filing Claims. The holder of any Administrative Claim other than (i) a Fee Claim, (ii) a liability incurred and paid in the ordinary course of business by the Debtor, or (iii) an Allowed Administrative Claim, must file with the Bankruptcy Court and serve on the Debtor, the Committee, and their respective

DEBTOR'S FIRST AMENDED PLAN OF REORGANIZATION - PAGE 6
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          counsel, notice of such Administrative Claim within 30 days after the
          Effective Date. At a minimum, such notice must identify (i) the name of the holder of such Claim, (ii) the amount of such Claim, and (iii) the basis of such Claim. Failure to file this notice timely and properly shall result in the Administrative Claim being forever barred and discharged.

          Each Person asserting an Administrative Claim that is a Fee Claim incurred before the Effective Date shall be required to file with the Bankruptcy Court, and serve on the Debtor's counsel, the U. S. Trustee and Committee, a Fee Application within 60 days after the Effective Date. Failure to file a Fee Application timely shall result in the Fee Claim being forever barred and discharged.

          A person who is found to have received a voidable transfer shall have thirty (30) days following the date upon which the order ruling that such transfer is avoidable becomes a Final Order in which to file a Claim in the amount of such avoided transfer.

          Liabilities incurred post-petition in the ordinary course of business, including tax claims not finally due until after the Effective Date, shall be paid in the ordinary course of business by the Debtor or the Reorganized Debtor.

2.03. Reorganized Debtor. The successor to the Debtor shall be the Reorganized Debtor, which shall manage and maintain assets and continue to operate the business of the Debtor. The Reorganized Debtor shall have all powers and duties provided for in this Plan and, subject to the provisions of the Plan, hold, manage, and distribute the property of the Reorganized Debtor in satisfaction of Allowed Claims after the Effective Date.

                                  ARTICLE III.

                      CLASSIFICATION OF CLAIMS AND INTEREST

          The Debtor designates the following Classes of Claims and Interests pursuant to Bankruptcy Code Section 1123. Administrative Claims and Priority Tax Claims have not been classified and are excluded from the following Classes in accordance with Bankruptcy Section 1123(a)(1).

3.01. Class 1 Claims. Class 1 Claims consist of the Allowed Secured Claims of Comerica Bank ("Comerica").

3.02 Class 2 Claims. Class 2 claims consist of all Allowed Claims entitled to priority treatment under Bankruptcy Code Section 507(a), except sub-Sections 507(a)(1), (2) and (8).

DEBTOR'S FIRST AMENDED PLAN OF REORGANIZATION - PAGE 7
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3.03.     Class 3 Claims. Class 3 Claims consist of Allowed Unsecured Claims of
          $1000.00 or less.

3.04 Class 4 Claims. Class 4 Claims consist of Allowed Unsecured Claims over $1000.00.

3.04 Class 5 Interest Holders. Class 5 Interest Holders consist of all equity interests in the Debtor, including all common and preferred stockholders of the Debtor and all holders of options to purchase equity in the Debtor, as of the Confirmation Date.

                                   ARTICLE IV.

                TREATMENT OF CLAIMS NOT CLASSIFIED UNDER THE PLAN

4.01 Administrative Claims will be paid in cash and in full on the Closing Date, unless otherwise agreed. Administrative Claims comprised of professional fees will be paid in cash and in full when approved by the Court.

4.02 The Debtor shall pay all fees assessed by the Office of the United States Trustee until this case is closed by the Court or the Debtor is otherwise released from such obligations by the Court.

4.02      Priority Tax Claims will be paid in full over a period equal to six
          (6) years following the date of assessment of each such Claim, in equal calendar-quarterly installments of principal plus interest at seven percent (7%) per annum, beginning on the first day of the first full calendar quarter following the Effective Date, and continuing on the first day of each calendar quarter thereafter until paid in full. If the Reorganized Debtor fails to make a payment due under the Plan on a Priority Tax Claim within ten (10) days after receipt of written notice of default from any such Claimant, then such Claimant may enforce the entire amount of its Allowed Claim and exercise any and all rights and remedies such Claimant may have under applicable law.

                                   ARTICLE V.

                               TREATMENT OF CLAIMS

          All Claims and Interests classified under the Plan shall be treated and satisfied in full as follows:

5.01. Class 1 Claims. The Allowed Class 1 Claims of Comerica shall be satisfied by the Debtor's execution on the Closing Date of new loan documents establishing a new line of credit with Comerica in the amount of $5,000,000.00, having the following basic terms: term of 18 months from the Effective Date; interest rate of

DEBTOR'S FIRST AMENDED PLAN OF REORGANIZATION - PAGE 8
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          Prime Rate plus 2%; advance rates of 70% on eligible pawn loan receivables and 65% on eligible inventory with a 2% reduction in the advance rate on Eligible Inventory each 6 months. Class 1 Claims are impaired.

5.02. Class 2 Claims. Allowed Class 2 Claims shall be paid in full and in cash on the Closing Date. Class 2 Claims are unimpaired.

5.03 Class 3 Claims. Allowed Class 3 Claims shall be paid in full on the Closing Date. Class 3 Claims are unimpaired.

5.04 Class 4 Claims. Holders of Allowed Class 4 Claims shall have the option of a) receiving $1,000.00 cash on the Closing Date, or b) receiving their pro rata share of 2,280,000 shares of the new Common Stock, totaling one hundred percent (100%) of the outstanding common stock of the Reorganized Debtor, on the Closing Date. The Holders of the new Common Stock will be subject to dilution by the conversion of the Series B Preferred Stock. If the stock is fully converted, the Holders of the Allowed Class 4 Claims will own 57% of the Common Stock of the Reorganized Debtor. It is the intent of management to reapply for listing of the common stock of the Reorganized Debtor on the NASDAQ Small-Cap Market. It is also the intent of management to register up to 1,000,000 shares of the newly issued common stock to be freely tradeable. The remaining 1,280,000 will not be tradeable or available for sale for a period of two (2) years from the date of issuance. If a Holder does not vote, or fails to choose from the options of $1,000.00 cash or Common Stock, the Debtor will issue shares of Common Stock on a pro rata basis to said Holder. Class 4 Claims are impaired.

5.05 Class 5 Interests. All Class 5 Interests shall be deemed canceled as of the Effective Date. Class 5 Interests are impaired.

                                   ARTICLE VI.

                    GENERAL POWERS OF THE REORGANIZED DEBTOR

6.01. Powers. Subject only to the limitations set forth in this Plan, the Bankruptcy Code, the Confirmation Order or other applicable law, the Reorganized Debtor shall be vested with all of the Debtor's right, title and interest in and to the Property of the Estate and shall have full power and authority to:

               (a) Perfect and secure the Reorganized Debtor's right, title and interest in and to the Property of the Estate;

               (b) Reduce all Property of the Estate to possession of the Reorganized Debtor and hold it in the name of the Reorganized Debtor;

DEBTOR'S FIRST AMENDED PLAN OF REORGANIZATION - PAGE 9
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               (c)  Sell the Property of the Estate, convert Property of the
                    Estate to cash and/or distribute the proceeds to or from the Reorganized Debtor;

               (d) Consummate and perform the obligations of the Reorganized Debtor pursuant to this Plan;

               (e) Employ and pay such attorneys, accountants, and tax specialists as may be deemed necessary; and

               (f) Exercise any and all powers granted to a trustee by common law or any statute, including the Bankruptcy Code, which serves to increase the extent of the powers granted to the Reorganized Debtor hereunder.

6.02. Distributions. The Reorganized Debtor shall distribute the funds and Common Stock of the Reorganized Debtor for treatment of Allowed Claims as provided herein.

                                  ARTICLE VII.

                           MEANS FOR EXECUTION OF PLAN

7.01. Vesting. Except as otherwise provided in the Plan, all Property of the Estate shall vest in the Reorganized Debtor on the Effective Date, free of all liens, claims and encumbrances, except as otherwise provided pursuant to the Plan. As of the Effective Date, the Reorganized Debtor may operate its business and buy, use, acquire, and dispose of its property free of any restrictions contained in the Bankruptcy Code. On the Effective Date, the Property of the Estate will be reserved, assigned, transferred, conveyed, as the case may be, to the Reorganized Debtor.

7.02. Initial Board of Directors. The Initial Board of directors of the Reorganized Debtor shall be Dwayne Moyers, Jeff Cummers, Robert Schleizer, James Richards, Donelly McMillen and John Boudreau. The Chairman of the Initial Board shall be Dwayne Moyers. Election of the Initial Board shall be deemed (i) authorized by the Bankruptcy Court and all holders of Claims against the Debtor and (ii) ratified by the shareholders of the Reorganized Debtor, effective as of the Effective Date. The Initial Board will serve until the first annual meeting of the Board after the Effective Date, which is anticipated to be held in July 2002. The corporate documents of the Reorganized Debtor will provide that the authorized number of directors will be seven. The holders of the Common Stock will elect three directors at the Reorganized Debtor's first annual meeting after the Effective Date. Also at that time, the holders of the Series B Preferred Stock will elect three directors, which will include Dwayne Moyers and Jeff Cummers, and the New

DEBTOR'S FIRST AMENDED PLAN OF REORGANIZATION - PAGE 10
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          Management will elect one director. The Board will meet at least quarterly and Board members will be compensated for their expenses to attend the meetings, plus members will receive a stipend of $500 for their attendance. The Bylaws will provide that any two directors may call a meeting of the Board on no less than ten days' written notice. Any vacancy on the Initial Board may be filled by the majority vote of the remaining directors, though less than a quorum.

7.03. Management of the Reorganized Debtor. Upon the Effective Date, the operation of the Reorganized Debtor shall be and become the general responsibility of the Initial Board, who shall, thereafter, have the responsibility for the management, control, and operation of the Reorganized Debtor. The Initial Board shall have the responsibility, INTER ALIA, for the following: (i) appointment of officers of the Reorganized Debtor at the first annual meeting of the Initial Board after the Effective Date, which is anticipated to be held in July 2002; (ii) carrying out such changes as are necessary in the Certificate or Articles of Incorporation and the Bylaws of the Reorganized Debtor to accomplish the requirements of this Plan; and
          (iii) the authorization and approval of the preparation, execution, and issuance of the Common Stock, and such other notes, securities and documents of the Reorganized Debtor as may be necessary to carry out this Plan.

7.04 Issuance of Plan Securities. The Reorganized Debtor shall cause the Preferred and Common Stock to be issued pursuant to this Plan.

                                 ARTICLE VIII.

              TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

8.01. Assumption of Executory Contracts and Unexpired Leases. All executory contracts and unexpired leases to which the Debtor is a party that have not been expressly assumed or rejected by the Debtor as of the Confirmation Date are hereby rejected as of the Effective Date.

8.02 The Debtor hereby expressly rejects its Indenture agreement dated March 19, 1999 with Trust Management, Inc., regarding the Debtor's 12% Subordinated Notes due in 2004 (the "Trust Indenture"). Upon the Effective Date, Trust Management, Inc., the trustee under the Trust Indenture, shall be deemed to be fully relieved of all obligations and liabilities under the Trust Indenture and all agreements executed in connection therewith, and the Reorganized Debtor shall send no further notices intended for noteholders to Trust Management, Inc., but shall send such notices directly to said noteholders or their agents.

8.02. Bar Date for Claims Based on Rejection. If the rejection of an executory contract or an unexpired lease pursuant to the immediately preceding paragraph results in damages to the non-Debtor party or parties to such contract or lease, a Claim for such damages shall be forever barred and shall not be enforceable against the Debtor or it properties or agents, successors, or assigns, unless a proof of Claim is

DEBTOR'S FIRST AMENDED PLAN OF REORGANIZATION - PAGE 11
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          filed with the Bankruptcy Court and served upon counsel for the
          Reorganized Debtor within 30 days after the Effective Date. Any Allowed Claim arising from the rejection of an unexpired lease or executory contract shall be treated as a Class 4 Unsecured Claim; PROVIDED, HOWEVER, that any Claim based upon the rejection of an unexpired lease of real property either prior to the Confirmation Date or upon the entry of the Confirmation Order shall be limited in accordance with section 502(b)(6) of the Bankruptcy Code and state law mitigation requirements. Nothing contained herein shall be deemed an admission by the Debtor that such rejection gives rise to or results in a Claim or shall be deemed a waiver by the Debtor of any objections to such Claim if asserted.

                                   ARTICLE IX.

                          PROVISIONS FOR THE RETENTION,
                     ENFORCEMENT, SETTLEMENT, OR ADJUSTMENT
                   OF CLAIMS BELONGING TO THE DEBTOR OR TO THE
             ESTATE INCLUDING PREFERENCES AND FRAUDULENT CONVEYANCES

9.01. The Debtor's Causes of Action. Except as otherwise released under the terms of this Plan, all claims under Section 550 of the Bankruptcy Code, and all other claims of any kind or character whatsoever owed to or in favor of the Debtor, to the extent not specifically compromised and released pursuant to this Plan or any agreement referred to and incorporated herein, are hereby preserved and retained for enforcement by the Reorganized Debtor.

9.02. Objections to Claims. Any party authorized by the Bankruptcy Code may object to the allowance of Prepetition Claims at any time prior to sixty (60) days after the Effective Date or, as to Claims based upon the Debtor's rejection pursuant to this Plan of an executory contract or unexpired lease, at any time prior to sixty (60) days after the filing of any such rejection Claim. Any proof of Claim filed after the Court sets bar dates shall be of no force and effect and shall be deemed disallowed. All Contested Claims shall be litigated to Final Order; PROVIDED, HOWEVER, that the Reorganized Debtor may compromise and settle any Contested Claim, subject to the approval of the Bankruptcy Court. Notwithstanding the foregoing, a person who is found to have received a voidable transfer shall have thirty (30) days following the date upon which the order ruling that such transfer is avoidable becomes a Final Order in which to file a Claim in the amount of such avoided transfer.

          No distributions under this Plan shall be made to the holder of a Claim that is in dispute, unless and until such Claim becomes an Allowed Claim. If a Claim is disputed in whole or in part because the Debtor asserts a right of offset against such Claim or recoupment against the holder of such Claim, then, if and to the extent the Claim giving rise to the offset or recoupment is sustained by Final Order, the Claim in dispute shall be reduced or eliminated and, if applicable, the holder of such Claim shall be required to pay the Debtor the amount of such offset

DEBTOR'S FIRST AMENDED PLAN OF REORGANIZATION - PAGE 12 or recoupment, less the amount of its Allowed Claim. In addition, any party authorized by the Bankruptcy Code, at any time, may request that the Court estimate any contingent, disputed or unliquidated Claim pursuant to Section 502(c) of the Bankruptcy Code, regardless of any prior objections.

                                   ARTICLE X.

                              CONDITIONS OF CLOSING

10.01. Conditions of Closing. Each of the following events is a condition precedent to the Closing:

          (a)  Confirmation of the Plan of Reorganization of the Debtor; and

          (b) Cash shall be set aside in order to fund the initial payments under the Plan.

                                   ARTICLE XI.

                 DISCHARGE OF DEBTOR AND EFFECT OF CONFIRMATION

11.01. Discharge and Release. Except as otherwise provided for by this Plan and the documents that implement the Plan, pursuant to Bankruptcy Code
          Section 1141, confirmation of the Plan shall discharge and release all Claims against the Debtor and enjoin all Claimants from collecting any Claim against or continuing or prosecuting any litigation directly or indirectly involving the Debtor for any debt that arose before the Confirmation Date, and any debt of a kind specified in Bankruptcy Code Sections 502(g), 502(h), or 502(i), whether or not:

               (A) a proof of Claim based on such debt is filed or deemed filed pursuant to Bankruptcy Code Section 501;

               (B)  such Claim is Allowed pursuant to Bankruptcy Code Section
                    502;

          or

               (C)  the holder of such Claim has accepted the Plan.

          Notwithstanding the foregoing, however, nothing herein should be read to release any "Responsible Person," as such term is defined in the Internal Revenue Code, from any liability associated with trust funds. Nothing herein shall release the obligations of any guarantor of any debt of the Debtor.

11.02. Legal Binding Effect; Discharge of Claims and Interests. The provisions of this Plan shall (i) bind the Debtor, and the Reorganized Debtor and all creditors and interest holders, whether or not they accept this Plan, and (ii) discharge the Debtor from all debts that arose before the Confirmation Date except as otherwise

DEBTOR'S FIRST AMENDED PLAN OF REORGANIZATION - PAGE 13 provided in this Plan. The distributions provided for Claimants and Interest Holders shall not be subject to any Claim by another creditor or interest holder by reason of any assertion of a contractual right of subordination. On and after the Effective Date, all holders of Impaired Claims and Interests shall be precluded from asserting any Claim against the Reorganized Debtor or its assets or properties based on any transaction or other activity of any kind that occurred prior to the Effective Date.

11.03. Permanent Injunction. Confirmation of the Plan shall result in the issuance of a permanent injunction against the commencement or continuation of any judicial, administrative, or other action or proceeding on account of any Claims against the Reorganized Debtor.

          From and after the Confirmation Date, all holders of Claims against and Interests in the Debtor are permanently restrained and enjoined
          (a) from commencing or continuing in any manner, any action or other proceeding of any kind with respect to any such Claim or Interest against the Debtor or its Assets,; (b) from enforcing, attaching, collecting, or recovering by any manner or means, any judgment, award, decree, or order against the Assets or the Debtor, or against its financial advisors or attorneys; (c) from creating, perfecting, or enforcing any encumbrance of any kind against the Assets or the Debtor; (d) from asserting any setoff, right of subrogation, or recoupment of any kind against any obligation due the Debtor; and (e) from performing any act, in any manner, in any place whatsoever, that does not conform to or comply with the provisions of the Plan; PROVIDED, HOWEVER, that each holder of a Contested Claim may continue to prosecute its proof of Claim in the Bankruptcy Court and all holders of Claims and Equity Interests shall be entitled to enforce their rights under the Plan and any agreements executed or delivered pursuant to or in connection with the Plan.

          Unless a taxing authority has asserted a claim against the Debtor before the appropriate bar date established therefor, no claim of such authority will be allowed against the Debtor or the Reorganized Debtor for taxes, penalties or interest arising out of the failure, if any, of the Debtor to have filed any tax return, including, but not limited to, any income tax return or franchise tax return in any prior year or arising out of an audit of any return for a period before the Petition Date.

                                  ARTICLE XII.

                            MISCELLANEOUS PROVISIONS

12.01. Request for Relief Under Bankruptcy Code Section 1129. In the event any Impaired Class shall fail to accept this Plan in accordance with Bankruptcy Code Section 1129(a), the Debtor reserves the right to, and does hereby request the Bankruptcy Court to confirm the Plan in accordance with Bankruptcy Code Section 1129(b).

DEBTOR'S FIRST AMENDED PLAN OF REORGANIZATION - PAGE 14

12.02. Revocation. The Debtor reserves the right to revoke and withdraw this Plan at any time prior to the Confirmation Date.

12.03. Effect of Withdrawal or Revocation. If the Debtor revokes or withdraws this Plan prior to the Confirmation Date, then this Plan shall be deemed null and void. In such event, nothing contained herein shall be deemed to constitute a waiver or release of any Claims by or against the Debtor or any other person or to prejudice in any manner the rights of the Debtor or any person in any further proceedings involving the Debtor.

12.04. Due Authorization by Creditors. Each and every Claimant who elects to participate in the distributions provided herein warrants that it is authorized to accept in consideration of its Claim against the Debtor the distributions provided in the Plan and that there are no outstanding commitments, agreements, or understandings, express or implied, that may or can in any way defeat or modify the rights conveyed or obligations undertaken by it under this Plan.

12.05. Entire Agreement. This Plan, as described herein, and in the Disclosure Statement and exhibits thereto, including the notes, the Confirmation Order, and all other documents and instruments to effectuate this Plan provided for herein, constitute the entire agreement and understanding among the parties hereto relating to the subject matter hereof and supersedes all prior discussions and documents.

12.06. Section 1145 Exemption. The issuance of the new stock under this Plan shall be exempt from registration as required by Section 5 of the Securities Act of 1933 (15 U.S.C. Section 77e) and any state or local law requiring registration for the offer or sale of a security, pursuant to the provisions of Section 1145 of the Bankruptcy Code.

12.07. Section 1146 Exemption. Pursuant to Section 1146(c) of the Bankruptcy Code, the issuance, transfer or exchange or any security under this Plan or the making or delivery of any instrument or transfer pursuant to, in implementation of or as contemplated by this Plan or the transfer of any property pursuant to this Plan shall not be taxed under any federal, state or local law imposing a stamp, transfer or similar tax or fee.

12.08 Provisions Governing Distributions. All payments, distributions or shares of stock to be issued under the Plan shall be made by the Reorganized Debtor. Any payments or distributions to be made by the Reorganized Debtor pursuant to the Plan shall be made on the Closing Date except as otherwise provided for in the Plan, or as may be ordered by the Bankruptcy Court. Any payment or distribution by the Reorganized Debtor pursuant to the Plan, to the extent delivered by the United States Mail, shall be deemed made when deposited into the United States Mail.

DEBTOR'S FIRST AMENDED PLAN OF REORGANIZATION - PAGE 15

          Payments of Cash to be made by the Reorganized Debtor pursuant to the Plan shall be made by check drawn on a domestic bank or by wire transfer from a domestic bank.

          Distributions and deliveries to holders of Allowed Claims shall be made at the addresses set forth on the proofs of Claim or proofs of interest filed by such holders (or at the last known addresses of such holders if no proof of Claim or proof of interest is filed). All Claims for undeliverable distributions shall be made on or before the first anniversary of the Effective Date. After such date, all undeliverable distributions shall revert to the to the Reorganized Debtor for use in operations, and the Claim of any other holder with respect to such undeliverable distributions shall be discharged and forever barred.

          Checks issued by the Reorganized Debtor in respect of Allowed Claims shall be null and void if not cashed within ninety (90) days of the date of delivery thereof. Requests for reissuance of any check shall be made directly to the Reorganized Debtor by the holder of the Allowed Claim to whom such check originally was issued. Any claim in respect of such a voided check shall be made within ninety (90) days after the date of delivery of such check. After such date, all Claims in respect of void checks shall be discharged and forever barred, and the amount of such checks shall become unclaimed property and returned to the Reorganized Debtor for use in operations.

          No interest shall be paid on any Claim unless, and only to the extent that, the Plan specifically provides otherwise.

          The Reorganized Debtor expressly reserves the right, in its sole discretion, to prepay in cash all or part of any obligation created pursuant to the Plan, and no interest shall accrue, with respect to any amount so prepaid, from and after the date of such prepayment.

12.09. Governing Law. Unless a rule of law or procedure supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules) is applicable, or a specific choice of law provision is provided, the internal laws of the State of Texas shall govern the construction and implementation of the Plan and any agreements, documents, and instruments executed in connection with the Plan, without regard to conflicts of law.

                                  ARTICLE XIII.

                            MODIFICATION OF THE PLAN

          The Debtor may propose amendments to or modifications of this Plan under Bankruptcy Code Section 1127 at any time prior to Confirmation upon notice to all parties affected thereby and providing such parties an opportunity to be heard on the

DEBTOR'S FIRST AMENDED PLAN OF REORGANIZATION - PAGE 16 proposed amendment. After Confirmation, the Debtor may remedy any defects or omissions or reconcile any inconsistencies in this Plan or in the Final Order in such manner as may be necessary to carry out the purpose and intent of this Plan so long as the interests of Claimants or Interest holders are not materially and adversely affected.

                                  ARTICLE XIV.

                            RETENTION OF JURISDICTION

          The Bankruptcy Court shall retain jurisdiction over this Chapter 11 Case after Confirmation, notwithstanding Consummation or substantial Consummation, for the following purposes:

               (i) to consider any modification of the Plan pursuant to Bankruptcy Code Section 1127;

               (ii) to hear and determine all controversies, suits and disputes that arise in connection with the interpretation or enforcement of the Plan;

               (iii) to hear and determine all requests for compensation and/or reimbursement of expenses for the period commencing on the Petition Date through the Confirmation Date;

               (iv) to hear and determine all objections to Claims, and to determine the appropriate classification of any Allowed Claim and other controversies, suits and disputes that may be pending at or initiated after the Confirmation Date, except as provided in the Confirmation Order;

               (v) to consider and act upon the compromise and settlement of any Claim against or cause of action on behalf of the Debtor or its Estate;

               (vi) to hear and determine all Claims that the Debtor, as debtor in possession qua trustee, could assert under the Bankruptcy Code;

               (vii) to consider and act on such other matters consistent with the Plan as may be provided in the Confirmation Order;

               (viii) to make such Orders as are necessary and appropriate to carry out and implement the provisions of the Plan;

               (ix) to approve the reasonableness of any payments made or to be made, within the meaning of Bankruptcy Code Section 1129(a)(4); and

DEBTOR'S FIRST AMENDED PLAN OF REORGANIZATION - PAGE 17

               (x) to exercise the jurisdiction granted pursuant to Bankruptcy Code Section 505(a) and (b) to determine any and all federal, state, local and foreign tax liabilities of, and any and all refunds of such tax paid by, the Debtor.

DATED this the 3rd day of April, 2002.

PAWNMART, INC.

By: /s/ Robert W. Schleizer
    ----------------------------------------------
    Robert W. Schleizer, Executive Vice-President
    and Chief Financial Officer

DEBTOR'S FIRST AMENDED PLAN OF REORGANIZATION - PAGE 18

Paul B. Geilich
R. Scott Luttrull
LOOPER, REED & MCGRAW, P.C.
4100 Thanksgiving Tower
1601 Elm Street
Dallas, Texas  75201
214.954.4135/Fax 214.953.1332

COUNSEL FOR PAWNMART, INC.

                      IN THE UNITED STATES BANKRUPTCY COURT
                       FOR THE NORTHERN DISTRICT OF TEXAS
                               FORT WORTH DIVISION

IN RE:                               Section.
                                     Section.
PAWNMART, INC.,                      Section.           CASE NO. 01-44957-BJH-11
                                     Section.                  CHAPTER 11
                                     Section.
DEBTOR.                              Section.

                     MODIFICATION TO DEBTOR'S FIRST AMENDED
                             PLAN OF REORGANIZATION

     COMES NOW, PawnMart, Inc., Debtor in the above-referenced case, and hereby modifies its First Amended Plan of Reorganization, as follows:

          1. The Debtor's First Amended Plan of Reorganization (the "Plan") and First Amended Disclosure Statement ("Disclosure Statement") were filed herein on April 3, 2002. The Court entered an order approving the Disclosure Statement on April 5, 2002. The Plan and Disclosure Statement have been sent to all creditors and parties-in-interest, together with a ballot for voting on the Plan, and voting has commenced. A hearing on confirmation of the Plan is scheduled for May 20, 2002 at 3:15 p.m.

          2. The Debtor seeks to modify the Plan due to a change in circumstances since approval of the Disclosure Statement. Specifically, the Debtor desires to delay the Closing Date, as defined under the Plan, by approximately one month. This is not a

MODIFICATION TO DEBTOR'S AMENDED
PLAN OF REORGANIZATION - PAGE 1
material modification that would require the filing of an amended Plan and Disclosure Statement.

          3. "Closing Date" is defined in Section 1.14 of the Plan as follows:

             "Closing Date" means the third business day after the Effective Date, at which time all transactions, documents, agreements, and instruments necessary for implementation of the Plan shall be completed and executed.

The Effective Date of the Plan is defined as the 11th day following entry of an order confirming the Plan. SEE Section 1.23 of First Amended Plan. Therefore, if the Order confirming the Plan is entered on May 20, 2002, the Effective Date of the Plan would be May 31, 2002, and the Closing Date would be June 3, 2002.

          4. One of the transactions set to occur on the Closing Date is the merger of the Debtor with CM Holdings, Inc. ("CMHI"), pursuant to which CMHI will receive two new classes of preferred stock in the Debtor. In order to save the time and considerable expense of registering this new preferred stock with the Securities and Exchange Commission, CMHI and PawnMart intend for this stock to be exempt from registration under Rule 506 of Regulation D, promulgated under the Securities Act of 1933, as amended. However, to qualify for this exemption, PawnMart's submission of written reports to the SEC must be brought current. Specifically, before the issuance of preferred stock to CMHI can qualify for the registration exemption, PawnMart must file its 10K reports for the years 2000 and 2001, and its 10Q report for the first quarter of 2002.

          5. PawnMart has hired the accounting firm of KPMG LLP to conduct an audit and review its 10K report for the year 2000. It has likewise hired the accounting firm of Grant Thornton L.L.P. to conduct an audit and review the 10K for the year 2001 and to review the 10Q for the first quarter of 2002. However, due to these accounting firms'

MODIFICATION TO DEBTOR'S AMENDED
PLAN OF REORGANIZATION - PAGE 2
unusually heavy workload at the moment, and to delays in providing information to these firms caused by the Debtor's reduced staff, it is estimated that the 10K's and 10Q will not be ready for filing with the SEC until the first week of June 2002. Once these reports are filed, CMHI then must give 20 days notice of a meeting of shareholders to vote on the merger with Pawnmart before the merger can be consummated on the Closing Date.

          6. Based on the foregoing, the Debtor hereby modifies the Plan to change the definition of "Closing Date" by replacing the current Section 1.14 with the following new Section 1.14:

             "Closing Date" means July 8, 2002, at which time all transactions, documents, agreements, and instruments necessary for implementation of the Plan shall be completed and executed.

          7. Because the Closing Date under the Plan prior to this modification would have occurred on June 3, 2002, this delay is only for a little over one month. As stated in the Certificate of Conference below, counsel for the Official Committee of Unsecured Creditors agrees with the Debtor's position that this delay does not constitute a material modification of the Plan.

     WHEREFORE, premises considered, the Debtor hereby modifies the Plan to change the definition of "Closing Date", as set out above.

MODIFICATION TO DEBTOR'S AMENDED
PLAN OF REORGANIZATION - PAGE 3

                                             Respectfully submitted,

                                             /s/ Paul B. Geilich
                                             -----------------------------------
                                             Paul B. Geilich
                                             State Bar No. 07792500
                                             R. Scott Luttrull
                                             State Bar No. 12708900

                                             LOOPER, REED & MCGRAW, P.C.
                                             1601 Elm Street, Suite 4100
                                             Dallas, Texas 75201
                                             (214) 954-4135
                                             Fax: (214) 953-1332

                                             ATTORNEYS FOR DEBTOR,
                                             PAWNMART, INC

                            CERTIFICATE OF CONFERENCE

     I herby certify that on April 29, 2002, I communicated with Jeffrey Prostok, attorney for the Official Committee of Unsecured Creditors, regarding the foregoing modification to the First Amended Plan of Reorganization, and Mr. Prostok agreed that said modification does not constitute a material modification to the First Amended Plan of Reorganization.

                                             /s/ Paul B. Geilich
                                             -----------------------------------
                                             Paul B. Geilich

                             CERTIFICATE OF SERVICE

     I hereby certify that a true and correct copy of the foregoing document was served via U.S. mail to the attached service list, on April 30, 2002.

                                             /s/ Paul B. Geilich
                                             -----------------------------------
                                             Paul B. Geilich

MODIFICATION TO DEBTOR'S AMENDED
PLAN OF REORGANIZATION - PAGE 4

Paul B. Geilich
R. Scott Luttrull
LOOPER, REED & MCGRAW, P.C.
4100 Thanksgiving Tower
1601 Elm Street
Dallas, Texas  75201
214.954.4135/Fax 214.953.1332

COUNSEL FOR PAWNMART, INC.

                      IN THE UNITED STATES BANKRUPTCY COURT
                       FOR THE NORTHERN DISTRICT OF TEXAS
                               FORT WORTH DIVISION

IN RE:                               Section.
                                     Section.
PAWNMART, INC.,                      Section.           CASE NO. 01-44957-BJH-11
                                     Section.                  CHAPTER 11
                                     Section.
DEBTOR.                              Section.

                     SECOND MODIFICATION TO DEBTOR'S FIRST
                         AMENDED PLAN OF REORGANIZATION

     COMES NOW, PawnMart, Inc., Debtor in the above-referenced case, and files this its Second Modification to its First Amended Plan of Reorganization, as follows:

          7. The Debtor's First Amended Plan of Reorganization (the "Plan") and First Amended Disclosure Statement ("Disclosure Statement") were filed herein on April 3, 2002. The Debtor's original Modification to the Plan was filed May 3, 2002 (the "First Modification").

          8. The Court entered an order approving the Disclosure Statement on April 5, 2002. The Plan and Disclosure Statement were sent to all creditors and parties-in-interest, together with a ballot for voting on the Plan, and the deadline for voting on the Plan was May 13, 2002. The First Modification to the Plan was sent to all creditors and

SECOND MODIFICATION TO DEBTOR'S FIRST
AMENDED PLAN OF REORGANIZATION - PAGE 1
parties-in-interest on April 30, 2002. A hearing on confirmation of the Plan is scheduled for May 20, 2002 at 3:15 p.m.

          9. MODIFICATION OF TREATMENT OF COMERICA CLAIM. The Debtor seeks to modify the Plan to change the treatment of the Class 1 Secured Claim of Comerica Bank ("Comerica"). The treatment of this Claim in the Plan was the result of negotiations between the Debtor and Comerica that resulted in an agreement the Debtor believed was properly described in the Plan. However, upon recently reviewing the Plan for purposes of casting its vote, Comerica discovered what it believed to be mistakes in the treatment of its Class 1 Claim regarding a) the amount of the proposed line of credit, which Comerica believes should be $4,500,000.00 rather than the $5,000,000.00 stated in the Plan, b) the advance rate on eligible inventory, which Comerica believes should be 60% rather than the 65% stated in the Plan, and (c) the "step-down" in the advance rate on eligible inventory, which Comerica believes should be 2% every quarter instead of 2% every six months. Comerica has requested the Debtor to modify the Plan to make these changes, and because these are not material modifications that would require the filing of an amended disclosure statement, the Debtor has agreed.

          10. The current treatment of Comerica's Claim is set out in section
5.01 of the Plan, which states as follows:

               5.01 Class 1 Claims. The Allowed Class 1 Claims of Comerica shall be satisfied by the Debtor's execution on the Closing Date of new loan documents establishing a new line of credit with Comerica in the amount of $5,000,000.00, having the following basic terms: term of 18 months from the Effective Date; interest rate of Prime Rate plus 2%; advance rates of 70% on eligible pawn loan receivables and 65% on eligible inventory with a 2% reduction in the advance rate on Eligible Inventory each 6 months. Class 1 Claims are impaired.

SECOND MODIFICATION TO DEBTOR'S FIRST
AMENDED PLAN OF REORGANIZATION - PAGE 2

          11. The Debtor hereby modifies the Plan by replacing the current
Section 5.01 of the Plan with the following new Section 5.01 (the changed language is in italics and in bold):

               5.01 Class 1 Claims. The Allowed Class 1 Claims of Comerica shall be satisfied by the Debtor's execution on the Closing Date of new loan documents establishing a new line of credit with Comerica in the amount of $4,500,000.00, having the following basic terms: term of 18 months from the Effective Date; interest rate of Prime Rate plus 2%; advance rates of 70% on eligible pawn loan receivables and 60% on eligible inventory with a 2% reduction in the advance rate on Eligible Inventory each THREE months. Class 1 Claims are impaired.

          12. This modification does not affect the Debtor's ability to satisfy its obligations under the Plan and, therefore, no creditor will be adversely affected. As shown by the five-year cash flow projections in Exhibit "D" to the Disclosure Statement, the Debtor does not anticipate using more than $4,278,841.00 of the Comerica credit line at any point during the term the Plan, and the reduction in available advances against inventory will not have an effect on the Debtor's ability to borrow this amount.

          13. MODIFICATION OF TREATMENT OF PRIORITY TAX CLAIMS. An objection to confirmation of the Plan was filed by Tarrant County, Texas, requesting that the Plan be modified to state that the County will retain its statutory tax liens until its Priority Tax Claim is paid in full. Priority Tax Claims (as defined in the Plan) are treated in Section 4.02 of the Plan, which currently states as follows:

               Priority Tax Claims will be paid in full over a period equal to six (6) years following the date of assessment of each such Claim, in equal calendar-quarterly installments of principal plus interest at seven percent (7%) per annum, beginning on the first day of the first full calendar quarter following the Effective Date, and continuing on the first day of each calendar quarter thereafter until paid in full. If the Reorganized Debtor fails to make a payment due under the Plan on a Priority Tax Claim within ten (10) days after receipt of written notice of default from any such Claimant, then such Claimant may enforce the entire amount of its

SECOND MODIFICATION TO DEBTOR'S FIRST
AMENDED PLAN OF REORGANIZATION - PAGE 3

               Allowed Claim and exercise any and all rights and remedies such Claimant may have under applicable law.

          14. The Debtor hereby modifies the Plan by replacing the current
Section 4.02 of the Plan with the following new Section 4.02 (the changed language is in italics and in bold):

               Priority Tax Claims will be paid in full over a period equal to six (6) years following the date of assessment of each such Claim, in equal calendar-quarterly installments of principal plus interest at seven percent (7%) per annum, beginning on the first day of the first full calendar quarter following the Effective Date, and continuing on the first day of each calendar quarter thereafter until paid in full. If the Reorganized Debtor fails to make a payment due under the Plan on a Priority Tax Claim within ten (10) days after receipt of written notice of default from any such Claimant, then such Claimant may enforce the entire amount of its Allowed Claim and exercise any and all rights and remedies such Claimant may have under applicable law. EACH HOLDER OF A PRIORITY TAX CLAIM WILL RETAIN ANY LIENS IT MAY HAVE AGAINST THE DEBTOR'S PROPERTY UNDER APPLICABLE LAW UNTIL SUCH PRIORITY TAX CLAIM IS PAID IN FULL PURSUANT TO THE PLAN.

          15. As stated in the Certificate of Conference below, counsel for the Official Committee of Unsecured Creditors agrees with the Debtor's position that the above changes do not constitute a material modification of the Plan.

     WHEREFORE, premises considered, the Debtor hereby modifies the Plan to change the treatment of Class 1 Claims by replacing the current Section 5.01 with the new Section 5.01 set out above, and to change the treatment of Priority Tax Claims by replacing the current Section 4.02 with the new Section 4.02 set out above. All other provisions of the Plan, as modified by the first Modification to the Plan, remain the same.

SECOND MODIFICATION TO DEBTOR'S FIRST
AMENDED PLAN OF REORGANIZATION - PAGE 4

                                             Respectfully submitted,

                                             /s/ Paul B. Geilich
                                             -----------------------------------
                                             Paul B. Geilich
                                             State Bar No. 07792500
                                             R. Scott Luttrull
                                             State Bar No. 12708900

                                             LOOPER, REED & MCGRAW, P.C.
                                             1601 Elm Street, Suite 4100
                                             Dallas, Texas 75201
                                             (214) 954-4135
                                             Fax: (214) 953-1332

                                             ATTORNEYS FOR DEBTOR,
                                             PAWNMART, INC

                            CERTIFICATE OF CONFERENCE

     I herby certify that on May 13, 2002, I communicated with Jeffrey Prostok, attorney for the Official Committee of Unsecured Creditors, regarding the foregoing Second Modification to the First Amended Plan of Reorganization, and Mr. Prostok agreed that the changes herein do not constitute a material modification to the First Amended Plan. On May 14, 2002, I communicated with Michael Deeds, attorney for Tarrant County, Texas, regarding the foregoing Second Modification to the First Amended Plan of Reorganization, and Mr. Deeds agreed to the terms of the Modification and indicated he would withdraw Tarrant County's objection to the Plan.

                                             /s/ Paul B. Geilich
                                             -----------------------------------
                                             Paul B. Geilich

                             CERTIFICATE OF SERVICE

          I hereby certify that a true and correct copy of the foregoing document was served via U.S. mail on Michael Deeds at 2323 Bryan St., Suite 1720, Dallas, Texas 75201, and to the attached service list, on May 14, 2002.

                                             /s/ Paul B. Geilich
                                             -----------------------------------
                                             Paul B. Geilich

SECOND MODIFICATION TO DEBTOR'S FIRST
AMENDED PLAN OF REORGANIZATION - PAGE 5

Paul B. Geilich
R. Scott Luttrull
LOOPER, REED & MCGRAW, P.C.
4100 Thanksgiving Tower
1601 Elm Street
Dallas, Texas  75201
214.954.4135/Fax 214.953.1332

COUNSEL FOR PAWNMART, INC.

                      IN THE UNITED STATES BANKRUPTCY COURT
                       FOR THE NORTHERN DISTRICT OF TEXAS
                               FORT WORTH DIVISION

IN RE:                               Section.
                                     Section.
PAWNMART, INC.,                      Section.           CASE NO. 01-44957-BJH-11
                                     Section.                  CHAPTER 11
                                     Section.
DEBTOR.                              Section.

                      THIRD MODIFICATION TO DEBTOR'S FIRST
                         AMENDED PLAN OF REORGANIZATION

     COMES NOW, PawnMart, Inc., Debtor in the above-referenced case, and files this its Third Modification to its First Amended Plan of Reorganization, as follows:

          16. The Debtor's First Amended Plan of Reorganization, as modified by the original Modification to the Plan filed May 3, 2002 and the Second Modification to the Plan filed May 20, 2002 (collectively the "Plan") was confirmed by Order of this Court entered May 20, 2002.

          17. Since confirmation of the Plan, the Debtor has discovered that it can significantly reduce its corporate franchise taxes payable to the State of Delaware by reducing the number of authorized common and preferred shares of stock in the Debtor, and reducing the par value for those shares. In addition, the Debtor has discovered that the section of the Plan dealing with the issuance of Common Stock to Allowed Class 4

THIRD MODIFICATION TO DEBTOR'S FIRST
AMENDED PLAN OF REORGANIZATION - PAGE 6

Claimants should be modified to more clearly state the percentage of Common Stock to be held by such claimants if some of the claimants elect to receive $1000.00 cash in lieu of their share of Common Stock.

          18. The Debtor hereby seeks to modify the Plan to achieve the above-stated objectives. The Debtor is authorized to make such post-confirmation modifications to the Plan under Article XIII of the Plan. These modifications do not adversely affect creditors or parties-in-interest in any way, and are being implemented only to take advantage of the franchise tax savings the Debtor will realize as a result of the modifications and to more clearly state the intended purpose of the Plan.

          19. The Debtor hereby modifies the Plan to delete the second paragraph of the "Summary" section on page 1 of the Plan, and replace said paragraph with the following paragraph (changes are italicized and in bold):

                    On the Closing Date, C/M Holdings, Inc (CMHI) (an entity
               affiliated with Hulen Pawn Shop Investors, LLP, a post-Petition Date secured lender to Pawnmart), will merge with PawnMart in a tax-free stock exchange whereby CMHI will receive two new classes of preferred stock HAVING A PAR VALUE OF $0.01 PER SHARE. One class will be convertible to up to 43 percent of the Common Stock of the Reorganized Debtor. The other class of preferred stock must be redeemed at $5.00 PER SHARE over a period of six years beginning three years after issuance by the Debtor in amounts of 100,000 shares each year during years 2004 through 2009. The remaining shares, if any, plus accrued and unpaid dividends, are redeemable on April 30, 2010. The total number of shares of preferred stock issued to CMHI will be determined based on the value of CMHI's net assets at the Closing Date.

          20. The Debtor hereby modifies the Plan to delete Section 1.15 on page 3 of the Plan and replace it with the following new Section 1.15 (changes are italicized and in bold):

THIRD MODIFICATION TO DEBTOR'S FIRST
AMENDED PLAN OF REORGANIZATION - PAGE 7

          1.15. "Common Stock" means 10,000,000 shares of new common stock in the Reorganized Debtor, authorized pursuant to the Amended Articles of Incorporation of the Reorganized Debtor to be executed on the Closing Date.

          21. The Debtor hereby modifies the Plan to delete Section 1.34.2 on page 5 and 6 of the Plan and replace it with the following new Section 1.34.2 (changes are italicized and in bold):

          1.34.2 "Preferred Stock" means two new classes of stock, series A and B, to be issued to CMHI pursuant to the Plan. The Reorganized Debtor will issue 500,000 shares of Series B Preferred Stock to CMHI based on a projected pre-merger value of the Debtor of $2,616,716. The number of shares of Series A Preferred Stock pursuant to the merger will be based on any net value of CMHI assets in excess of $2,500,000 million. If the valuation of CMHI's net assets is approximately $6 million, as projected, then approximately 700,000 shares of Series A Preferred Shares will be issued. Such valuation, to be based on CMHI's December 31, 2001 financial statements, will be adjusted to reflect changes in the net value of the assets from that date to closing and will be subject to an independent review by SWS Securities, Inc. a financial advisor retained by the Official Committee of Unsecured Creditors. The principals of CMHI, Dwayne Moyers and Jeff Cummers, or their assigns, will be paid an investment fee totaling $150,000 in cash at closing. The Series B Preferred Stock shall have a par value of $0.01 PER SHARE, shall be convertible to up to forty three percent (43%) of the Reorganized Debtor's common stock (CALCULATED AT DATE OF ISSUANCE, BUT SUBJECT TO ANTI-DILUTIVE ADJUSTMENT) for a seven-year period after issuance, and shall pay an annual dividend in cash equal to five percent (5%) of $5.00 PER SHARE (OR $.25 PER SHARE). If the Series B Preferred Shares are not converted prior to the end of the seven-year conversion period, the Reorganized Debtor will have the option to redeem the shares for cash upon thirty days written notice to the shareholders of CMHI. The Series B Preferred Stock shall have voting rights equal to forty three percent (43%) of the total outstanding voting securities of the Reorganized Debtor. The Series A preferred stock shall PAY AN ANNUAL DIVIDEND IN CASH EQUAL TO FIVE PERCENT (5%) OF $5.00 PER SHARE (OR $.25 PER SHARE), be redeemable AT $5.00 PER SHARE, in amounts of 100,000 shares each year ($500,000) beginning on April 30, 2005. Annual redemptions of 100,000 shares will be required through 2009. On April 30, 2010, all remaining shares must be redeemed for cash AT $5.00 PER SHARE plus accrued and

THIRD MODIFICATION TO DEBTOR'S FIRST
AMENDED PLAN OF REORGANIZATION - PAGE 8
                  unpaid dividends. The number of shares of Series A Preferred Stock may be adjusted based on the independent valuation of CMHI net assets by SWS Securities, Inc. at Confirmation. The Series A Preferred Stock shall be nonvoting.

          22. The Debtor hereby modifies the Plan to delete Section 5.04 on page 9 f the Plan and replace it with the following new Section 5.04 (changes are italicized and in bold):

          5.04 Class 4 Claims. Holders of Allowed Class 4 Claims shall have the option of a) receiving $1,000.00 cash on the Closing Date, or b) receiving their pro rata share of 2,280,000 shares of the new Common Stock, totaling one hundred percent (100%) of the outstanding common stock of the Reorganized Debtor, on the Closing Date. The Holders of the new Common Stock will be subject to dilution by the conversion of the Series B Preferred Stock. If the stock is fully converted, the Holders of the Allowed Class 4 Claims will own 57% of the Common Stock of the Reorganized Debtor, SUBJECT TO REDUCTIONS CONSISTENT WITH ANY ELECTIONS BY CLASS 4 CLAIMANTS TO RECEIVE $1000 IN LIEU OF THEIR PRO RATA SHARE OF COMMON STOCK (i.e., COMMON STOCK THAT WOULD HAVE BEEN ISSUED TO SUCH ELECTING CLASS 4 CLAIMANTS INSTEAD SHALL BE RETAINED BY THE DEBTOR AS TREASURY STOCK). It is the intent of management to reapply for listing of the common stock of the Reorganized Debtor on the NASDAQ Small-Cap Market. It is also the intent of management to register up to 1,000,000 shares of the newly issued common stock to be freely tradeable. The remaining 1,280,000 will not be tradeable or available for sale for a period of two (2) years from the date of issuance. If a Holder does not vote, or fails to choose from the options of $1,000.00 cash or Common Stock, the Debtor will issue shares of Common Stock on a pro rata basis to said Holder. Class 4 Claims are impaired.

          23. All provisions of the Plan other than the above referenced modified sections remain the same, unchanged by this modification.

THIRD MODIFICATION TO DEBTOR'S FIRST
AMENDED PLAN OF REORGANIZATION - PAGE 9

                                             Respectfully submitted,

                                             /s/ Paul B. Geilich
                                             -----------------------------------
                                             Paul B. Geilich
                                             State Bar No. 07792500
                                             R. Scott Luttrull
                                             State Bar No. 12708900

                                             LOOPER, REED & MCGRAW, P.C.
                                             1601 Elm Street, Suite 4100
                                             Dallas, Texas 75201
                                             (214) 954-4135
                                             Fax: (214) 953-1332

                                             ATTORNEYS FOR DEBTOR,
                                             PAWNMART, INC

                             CERTIFICATE OF SERVICE

     I hereby certify that a true and correct copy of the foregoing document was served via U.S. mail on all parties on the attached service list on June 7, 2002.

                                             /s/ Paul B. Geilich
                                             -----------------------------------
                                             Paul B. Geilich

THIRD MODIFICATION TO DEBTOR'S FIRST
AMENDED PLAN OF REORGANIZATION - PAGE 10